Exhibit 99.1

Bionano Announces Amendment to Senior Secured
Convertible Debentures in Debt Restructuring that
Improves Cash Runway

Provides financial flexibility by reducing near-term debt maturities, deferring principal redemption payment, and reducing near-term cash needs

SAN DIEGO, December 31, 2024 (GLOBE NEWSWIRE) – Bionano Genomics, Inc. (Nasdaq: BNGO) today announced that it has entered into a settlement agreement and amendment to its outstanding senior secured convertible debentures due May 26, 2024 (the “Amendment”). Importantly the Amendment defers the Company’s December 2024 amortization payment and reduces the payments due in January 2025 through July 2025 from $1,000,000 per month to $500,000 per month. Additionally, the Amendment increases the payments due beginning in August 2025 from $1,000,000 to $1,375,000 per month until the debt is paid in full and lowers the conversion price from $2.00 to $0.27. In consideration of the Amendment, the Company agreed to issue the holders of the debt 5,000,000 shares of the Company’s common stock.

The Amendment strengthens the Company’s capital structure and improves its near- term liquidity position, enhancing the Company’s ability to continue to drive adoption and utilization of optical genome mapping while continuing its efforts to maximize long term shareholder value.

Additional information regarding the Amendment will be set forth in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

Canaccord Genuity acted as exclusive financial advisor to the Company for the offering.

The offer and sale of the common stock did not involve a public offering and was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. The common stock may not be offered or sold in the United States absent registration or pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities in the described offering, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through OGM solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research.  The Company also offers an industry-leading, platform-agnostic genome analysis software solution and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services. For more information, visit www.bionano.com, www.bionanolaboratories.com or www.purigenbio.com.

Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. Words such as “anticipate”, “believe,” “could”, “estimate,” “expect,” “intend,” “may,” “plan,” “potential”, “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: impacts of the settlement agreement and amendment on the Company’s near-term liquidity position and the Company’s ability to continue to drive adoption and utilization of optical genome mapping . Each of these forward-looking statements involves risks and uncertainties. Accordingly, investors and prospective investors are cautioned not to place undue reliance on these forward-looking statements as they involve inherent risk and uncertainty (both general and specific) and should note that they are provided as a general guide only and should not be relied on as an indication or guarantee of future performance. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the timing and amount of revenue we are able to recognize in a given fiscal period; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts and our ability to continue as a “going concern”; the impact of adverse geopolitical and macroeconomic events, such as recent and potential future bank failures and the ongoing conflicts between Ukraine and Russia and in the Middle East, on our business and the global economy; general market conditions, including inflation and supply chain disruptions; challenges inherent in developing, manufacturing and commercializing our products; our ability to further deploy new products and applications and expand the market for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a “going concern” which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws;; the ability of medical and research institutions to obtain funding to support adoption or continued use of our technologies; study results that differ or contradict the results mentioned in this press release;  and the risks and uncertainties associated with our business and financial condition in general, including the risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise, except as required by law.

CONTACTS

Company Contact:
Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:
David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com